UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2005

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991

I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida	32827
(Address of principal executive offices)	(Zip Code)

(407) 251-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 22, 2005, the registrant’s management conducted a presentation at the Goldman Sachs 20th Annual Transportation Conference during which management disclosed certain information including the following details about the registrant’s aircraft fuel hedging and outlook on non-fuel unit costs for 2005:

•	49 % of Q1 2005 expected fuel consumption is hedged at an average of $0.98 per gallon raw product.

•	44 % of Q2 2005 expected fuel consumption is hedged at an average of $1.18 per gallon raw product.

•	25 % of Q3 2005 expected fuel consumption is hedged at an average of $1.37 per gallon raw product.

•	19 % of Q4 2005 expected fuel consumption is hedged at an average of $1.32 per gallon raw product.

•	Non-fuel costs are expected to decrease 3% during 2005

A webcast of the presentation is available in the investors relations section of Airtran.com. A copy of management’s presentation slides is attached hereto as Exhibit 99.1.

The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Presentation provided at the Goldman Sachs 20th Annual Transportation Conference on March 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: March 24, 2005	/s/ Stanley J. Gadek
Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)